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                          TRADEMARK LICENSE AGREEMENT



                THIS TRADEMARK LICENSE AGREEMENT (this "Agreement") is made and entered into as of this 20th day of August, 1996, by and between Broadway Video, Inc., a New York corporation ("BVI"), and Broadway Video Entertainment, L.P., a New York limited partnership ("BVEL," and together with BVI, "Licensors"), on the one hand, and Golden Books Publishing Company, Inc., a Delaware corporation ("GBPCI"), and LRM Acquisition Corp., a Delaware corporation ("LRM Acquisition," and together with GBPCI, "Licensees," and each of them a "Licensee"), on the other hand, in accordance with the terms and conditions of that certain Asset Purchase Agreement dated as of July 30, 1996, as amended (the "Asset Purchase Agreement"), by and among BVEL, Broadway Video Enterprises, Inc., a New York corporation ("BVE"), Lone Ranger Music, Inc., a New York corporation ("LRM") and Palladium Limited Partnership, a New York limited partnership ("Palladium," and together with BVEL, BVE and LRM, the "Sellers," and each of them a "Seller") on the one hand, and Golden Books Family Entertainment, Inc., a Delaware corporation ("Parent"), GBPCI as assignee of Golden Books Productions, Inc., and LRM Acquisition, on the other hand, with reference to the following facts and circumstances (capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Asset Purchase Agreement):

                A. The Sellers are selling the Assets to Licensees, and Licensees are assuming the Obligations, pursuant to the Asset Purchase Agreement. The Asset Purchase Agreement provides that Licensors and Licensees shall enter into this Agreement.

                B. BVEL owns the trade name BROADWAY VIDEO ENTERTAINMENT, L.P. (the "Trade Name") and BVI owns the trademarks BROADWAY COMICS and BROADWAY COMICS & design (collectively, the "Comics Trademarks") and the trademarks BROADWAY VIDEO and BROADWAY VIDEO & design (collectively, the "Video Trademarks"), and the associated applications and registrations for such trademarks in the United States and Canada as set forth on Exhibit A hereto, for use in connection with a variety of media goods and services, including, without limitation, comic books and videotapes.

                C. Licensees desire to acquire a license to the Comics Trademarks, the Video Trademarks and the Trade Name (collectively, the "Marks") for the specific purposes set forth herein, and Licensors are willing to grant Licensees a license for such specific purposes.

                NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                1. Grant of License. Licensors hereby grant to Licensees for the "Term" (as defined below) of this Agreement a, nontransferable, royalty-free license (i) to use the Comics Trademarks solely and only upon and in connection with the sale or other disposition of new editions of the comic book titles of Sellers existing on the date hereof that





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       are produced by Licensees within one year of the date hereof (the "New
       Comic Books") and comic book inventory of Sellers' existing on the date hereof ("Existing Comic Books," and together with the New Comic Books, the "Comic Books"), and (ii) to use the Trade Name and the Video Trademarks solely and only upon and in connection with the sale or other disposition of the Physical Materials of BVEL existing on the date hereof (the "Existing Physical Materials"). The license granted hereby shall be exclusive for the purposes set forth in clauses (i) and
       (ii) in the preceding sentence.

                2. Acknowledgment of Ownership. Each Licensee acknowledges the sole and exclusive ownership of the Marks in Licensors, and agrees that it will do nothing inconsistent with such ownership. Each Licensee agrees that nothing in the Asset Purchase Agreement shall give such Licensee any right, title, or interest in the Marks other than the right to use the Marks in accordance with this Agreement. Each Licensee agrees that it shall not attack the title of Licensors to the Marks, the validity of the Marks, or the validity of this Agreement. Neither Licensee shall attempt to register the Marks alone or as part of its own trademark nor shall either Licensee use or attempt to register any marks or names confusingly similar to the Marks.

                3. Quality Control.

                           3.1 Licensees shall use the Marks only in connection with the Comic Books and Existing Physical Materials (the "Licensed Products"), shall not alter, change, or otherwise modify the Existing Comic Books or the Existing Physical Materials, and shall under no circumstances use the Marks on any other goods or in connection with any services. Each Licensee agrees that the New Comic Books on which it may use the Comics Trademarks shall be of a standard of quality at least as high as that of the Existing Comic Books upon the date of this Agreement. Each Licensee shall offer for sale or sell any damaged or "second quality" Licensed Products that bear a Mark only in a manner consistent with Licensors' practices as of the date hereof. In advertising the sale or other disposition of the Licensed Products, neither Licensee shall in any manner use the Marks; provided that Licensees may use photographs of the Licensed Products in such advertising. Furthermore, in advertising the sale or other disposition of the Licensed Products, Licensees shall meet all reasonable standards of quality established by Licensors, which standards shall be consistent with industry custom for similar products targeted at similar customers. Licensors alone shall judge, in its reasonable discretion, whether or not Licensees have met or are meeting the standards of quality so established.

                           3.2 Each Licensee shall, upon Licensors' reasonable request, (i) make available samples of the New Comic Books and the advertisements for the Licensed Products and (ii) permit inspection of such Licensee's operation.

                           3.3 If at any time either Licensee fails to meet the quality standards set forth in Subsections 3.1 hereof as reasonably determined by Licensors, Licensors shall have the right to require Licensees to discontinue the use of the Marks unless modifications reasonably satisfactory to Licensors are made within thirty (30) days from notice of disapproval.



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                           3.4 Each Licensee shall comply in all material
       respects with all applicable laws and regulations and obtain all appropriate governmental approvals pertaining to the sale, distribution and advertising of the Licensed Products.

              4. Infringement Proceedings. Each Licensee agrees to promptly notify Licensors of any unauthorized use of the Marks by third parties of which such Licensee becomes aware. Licensors shall have the sole right and discretion to bring infringement or unfair competition proceedings involving the Marks.

              5. Term. This Agreement shall continue in force and effect for a period of one year from the date hereof; provided, however, that such period shall be automatically extended for so long as is necessary to permit Licensees to use their reasonable best efforts to sell or otherwise dispose of the Licensed Products (such period, including the extensions thereof provided for in this Section 5, shall be referred to as the "Term").

              6. Termination; Remedies.

                           6.1 If either Licensee breaches any of the provisions herein in any material respect, Licensors shall have the right to terminate this Agreement upon thirty (30) days written notice, unless the applicable Licensee cures such breaches within such thirty
       (30) day period.

                           6.2 If either Licensee files a petition in bankruptcy or is adjudicated a bankrupt or if a petition in bankruptcy is filed against either Licensee or if it becomes insolvent, or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or if either Licensee discontinues all or a significant portion of its business to which this Agreement relates, or if a receiver is appointed for it or its business, this Agreement shall automatically terminate without notice of any type. In the event this Agreement is so terminated, neither of the Licensees nor any of their respective receivers, representatives, trustees, agents, administrators, successors, and assigns shall have any right to exploit or in any way deal with or in any of the Marks.

                           6.3 Termination of this Agreement under the provisions of this Section 6 shall be without prejudice to any rights that Licensors may otherwise have against Licensees.

                           6.4 Upon termination of this Agreement for whatever reason, each Licensee agrees (i) to immediately discontinue all use of the Marks and any mark confusingly similar thereto, (ii) to immediately place on all goods bearing Marks stickers that completely cover the Marks and to destroy all such goods that are not amenable to such restickering, and (iii) to cooperate generally with Licensors to ensure that all rights in the Marks and the goodwill connected therewith shall remain the property of Licensors.

                           6.5 Each Licensee acknowledges that the remedy at law for any breach, or threatened breach, of any of the provisions of Sections 1, 2 or 3 hereof will be inadequate and, accordingly, covenants and agrees that Licensors will, in addition to any other rights or remedies that they may have and regardless of whether such other rights or remedies have


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       been previously exercised, be entitled to such equitable and injunctive relief as may be available under applicable law.

              7. Miscellaneous.

                         7.1 Incorporation by Reference. The following Sections and provisions of the Asset Purchase Agreement are hereby incorporated into this Agreement in their entirety as if set forth herein: Sections
       11.1 (Complete Agreement; Modifications), 11.3 (Remedies Not Exclusive, excluding the first clause thereof), 11.5 (Notices; provided that, for purposes of this Agreement, references in said Section 11.5 to "Sellers" shall mean Licensors, and references to "Buyers" or "Parent" shall mean GBPCI and LRM Acquisition), 11.7 (Governing Law; Jurisdiction), 11.9 (Waivers Strictly Construed) and 11.10 (Rules of Construction).

                         7.2 No Assignment. Neither Licensee shall assign any of its rights, interests or obligations hereunder without the prior written consent of Licensors, except to Parent or any direct or indirect wholly-owned Subsidiary (as defined in the Asset Purchase Agreement) of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                         7.3 Attorneys' Fees. In any action arising out of or relating to this Agreement, the prevailing party shall be entitled to recover all attorneys' fees and costs.

                         7.4 No Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

                         7.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.


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                [SIGNATURE PAGE TO TRADEMARK LICENSE AGREEMENT]

                IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

                          BROADWAY VIDEO ENTERTAINMENT, L.P.

                          By:      Broadway Video Enterprises, Inc.,
                                   its General Partner


                          By:      /s/ Stephen W. Shippee
                                   -------------------------------
                          Its:     Chief Operating Officer and
                                   Chief Financial Officer


                          GOLDEN BOOKS PUBLISHING COMPANY, INC.



                          By:      /s/ Philip E. Rowley
                                   -------------------------------
                          Its:     Chief Operating Officer


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                          BROADWAY VIDEO, INC.



                          By:      /s/ Stephen W. Shippee
                                   -------------------------------
                          Its:     Chief Operating Officer and
                                   Chief Financial Officer




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                          LRM ACQUISITION CORP.



                          By:      /s/ Richard E. Synder
                                   -------------------------------
                          Its:     Chairman of the Board of Directors,
                                   Chief Executive Officer and President






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